UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 16, 2005

ALIGN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-32259	94-3267295

(Commission File Number)	(IRS Employer Identification No.)

881 Martin Avenue, Santa Clara, California	95050

(Address of Principal Executive Offices)	(Zip Code)

(408) 470-1000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

          On December 16, 2005, Align Technology, Inc. (the “Company”) and Comerica Bank entered into an Amended and Restated Loan and Security Agreement (the “Amended Credit Agreement”).  The Amended Credit Agreement amends and replaces the Company’s Loan and Security Agreement dated as of December 20, 2002, as amended.  The Amended Credit Agreement increases the available borrowings under the revolving line of credit from $15 million to $20 million.  Included in the new revolving line of credit is a letter of credit facility of up to $5 million, a foreign exchange facility of up to $5 million and an equipment facility of up to $10 million.  The Company may elect interest rates on its borrowing calculated by reference to Comerica Bank’s prime rate less one-half of one percent or LIBOR plus two percent.  The new credit facility matures on December 16, 2007, at which time all outstanding borrowings must be repaid.

          The new credit facility contains certain restrictive loan covenants, including, among others, financial covenants requiring a minimum quick ratio and minimum tangible net worth, and covenants limiting the Company’s ability to dispose of assets, make acquisitions, be acquired, incur indebtedness, grant liens, make investments, pay dividends and repurchase stock.

          The new credit facility contains events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, bankruptcy and insolvency events, cross defaults to certain other indebtedness, material judgments, and unauthorized payments on subordinated debt.  The occurrence of an event of default will increase the applicable rate of interest by 3.0% and could result in the acceleration of the Company’s obligations under the new credit facility.

          As of the date of this Current Report on Form 8-K, the Company has no outstanding borrowings under the Amended Credit Agreement.  The foregoing description of the Amended Credit Agreement is qualified in its entirety by the Amended Credit Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

          The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporate herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

            (c)               Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement between Align Technology, Inc. and Comerica Bank dated as of December 16, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2005	ALIGN TECHNOLOGY, INC.

	By:	/s/ Eldon M. Bullington

Eldon M. Bullington
Vice President of Finance and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amended and Restated Loan and Security Agreement between Align Technology, Inc. and Comerica Bank dated as of December 16, 2005